FIFTH AMENDMENT TO OFFICE LEASE

This FIFTH AMENDMENT TO OFFICE LEASE (this "**Fifth Amendment**") is effective as of the date signed by both Parties (the "**Effective Date**") by and between HOUSTON COMMUNITY COLLEGE SYSTEM, a public junior college established pursuant to Chapter 130 of the Texas Education Code and a political subdivision of the State of Texas ("**Landlord**") and PROS, INC., a Delaware corporation (as successor in interest to PROS Revenue Management, L.P. formerly PROS Revenue Management, Inc.) with principal place of business at 3100 Main Street, Houston, TX 77002 ("**Tenant**").

Introduction

A. Landlord and Tenant entered into that certain Office Lease dated as of January 31, 2001 (the "**Original Lease**") covering 73,200 square feet of RSF (as defined in the Original Lease) on floors 9 and 10 of the Building (as defined in the Original Lease) commonly known as the ComTech Center, Houston, Harris County, Texas, and being described in the Original Lease as the "**Premises**" after including therein the Subsequent Premises (as defined in the Original Lease).

B. Landlord and Tenant entered in that certain First Amendment to Office Lease dated as of March 31, 2006 ("**First Amendment**").

C. Landlord and Tenant entered in that certain Second Amendment to Office Lease dated as of March 1, 2007 ("**Second Amendment**").

D. Landlord and Tenant entered in that certain Third Amendment to Office Lease dated as of July 29, 2011 ("**Third Amendment**").

E. Landlord and Tenant entered in that certain Fourth Amendment to the Office Lease dated as of June 27, 2012 ("**Fourth Amendment**") (The Original Lease as amended by the First Amendment, Second Amendment, Third Amendment, and the Fourth Amendment shall be referred to in this Fifth Amendment as the "**Amended Lease**").

F. Landlord and Tenant desire to further amend the Amended Lease subject to the specific terms and conditions of this Fifth Amendment, but not otherwise.

NOW THEREFORE, in consideration of the of the mutual covenants and agreements contained herein and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration to each party, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. **Capitalized Terms.** Capitalized terms that are used herein but not defined in this Fifth Amendment shall have the meanings given to them in the Amended Lease. The term "**Lease**" as used in this Fifth Amendment shall mean the Amended Lease as amended by this Fifth Amendment.

2. **Premises.** Landlord and Tenant acknowledge and agree that the Premises is comprised of part of "Floor 7", all of "Floor 9" and all of "Floor 10" of that certain Condominium Declaration for the 3100 Main Condominium recorded under Clerk's File No. W441927 of the Official Public Records of Real Property of Harris County, Texas on February 20, 2003 (the "**Condominium Declaration**") and that the Premises consists of 97,800 RSF as shown on Exhibit "A-1" hereto.

3. **Expansion Premises**. A new paragraph is added to Rider 1 of the Amended Lease as follows:

   "Tenant shall have the ability at any time prior to September 30, 2016 to deliver notice to Landlord of the amount of additional space on Floor 7 that Tenant requires, up to the balance of Floor 7 not leased by Tenant, which is approximately 12,000 RSF as shown on Exhibit "A-2" hereto (the "**7th Floor Remainder**"), and such space shall become part of the Premises on the same terms and conditions as the Premises (the "**Expansion Option**") with Base Rent due commencing sixty (60) days after delivery of the Premises by Landlord. Landlord will deliver the Expansion Premises to Tenant thirty (30) days after execution of an amendment memorializing the terms of the Expansion Premises set forth in this paragraph and signed by both Parties. Landlord will not lease any portion of the 7th Floor Remainder to anyone other than Tenant at any time prior to September 30, 2016. Tenant's Expansion Option is in addition to the ROFRO granted in Section 13(b) of the Third Amendment and the Right of First Offer granted in the First Amendment, which shall remain in full force and effect."

   Landlord will deliver the Expansion Premises to Tenant in "As-Is" condition.

4. **Term**. Paragraph 1.G of the Amended Lease is hereby amended and restated in its entirety to read as follows:

   "G. "Term" The term ("**Term**") of this Lease for the Premises shall commence on the Commencement Date and expire on October 31, 2019, unless extended or earlier terminated as permitted pursuant to the express terms hereof."

5. **Base Rent**. Paragraph 1.D of the Amended Lease is hereby amended to provide that from and after October 1, 2016, the Base Rent shall be as set forth below and otherwise Base Rent will remain unchanged.

Period	Base Rent
Month 1	$0.00/RSF/Yr.
Months 2-37	$18.33/RSF/Yr.—plus ad valorem taxes

6. **Base Year**. Paragraph 1.F of the Amended Lease shall be amended and restated in its entirety as of October 1, 2016 to read as follows:

   "Effective October 1, 2016, and for the remainder of the Term, the "**Base Year**" for Operating Expenses shall be 2017. Starting in 2018, Tenant shall be responsible for its Pro Rata Share of increases in Operating Expenses over the calendar Base Year 2017.

During the period from October 1, 2016 through December 31, 2017, Tenant shall not be required to pay any Excess Operating Expenses."

7. **Notice Addresses**. Paragraph 1.L of the Amended Lease is hereby amended and restated in its entirety to read as follows:

   "L. "Notice Address":

   Notices to Tenant shall be sent to:

   PROS, Inc.
   Attn: Procurement Department
   3100 Main Street, Suite 900
   Houston, TX 77002

   With a copy to:

   PROS, Inc.
   Attn: Legal Department
   3100 Main Street, Suite 900
   Houston, TX 77002

   Notices to Landlord shall be sent to:

   Houston Community College System
   3100 Main Street, 12th Floor
   Houston, Texas 77002
   Attention: Jackquline Swindle
   Director of Building Operations

   With a copy to:

   Houston Community College System
   3100 Main Street, 12th Floor
   Houston, Texas 77002
   Attention: E. Ashley Smith
   General Counsel

8. **Refurbishment Allowance**. Tenant shall be given $8.00 per RSF for the Premises (including the Expansion Premises) for the reimbursement of Tenant's past and future costs in refurbishing the Premises (the "**Fifth Amendment Refurbishment Allowance**") provided the costs related to refurbishing the Premises must have been incurred in the period of time beginning eighteen (18) months prior to November 11, 2015 (i.e., May 11, 2014) and ending twenty-four (24) months following October 1, 2016 (i.e., October 1, 2018). The Fifth Amendment Refurbishment Allowance may be spent on all costs related to the modification of the Premises including, but not limited to, hard construction

costs, design costs, signage costs, fees of all consultants related to the construction and implementation of Tenant's furniture, fixtures and equipment, furniture relocation costs, demountable interior partitions and related improvements, furniture costs, technology costs and other costs incurred to accommodate the improvement or build out of the Premises ("**Qualifying Improvement Costs**"). The Fifth Amendment Refurbishment Allowance will be due to Tenant within thirty (30) days of the date of the invoice(s) from Tenant for such allowance. In the event Tenant does not use all of the Fifth Amendment Refurbishment Allowance by October 1, 2018, any excess allowance, not to exceed $5.00 per RSF, will be credited as a monthly credit to Rent in an amount equal to the excess allowance divided by the number of months remaining in the Term. In the event that Tenant extends its lease beyond October 31, 2019, Tenant shall receive an additional $4.00 per RSF allowance under the same terms as above (the "**Additional Allowance**"), except that Tenant may use the Additional Allowance for Qualifying Improvement Costs incurred at any time during the Term. This Additional Allowance shall not be considered in any way when calculating the MRR (Market Rental Rate) for any future renewals or expansions beyond October 31, 2019.

9. **Upgrades**. The last two sentences of Paragraph 15(2) of the Third Amendment are hereby deleted and a new Paragraph 15(3) is added as follows:

"(3) Landlord will upgrade the restroom plumbing, fixtures, countertops and casework on Floor 7 to a standard consistent with the Building standard restrooms which shall be at least the standard of the multi-person, common, men's and women's restrooms on Floor 2 (the "**Building Standard Restroom Finish**"), which are specified on Exhibit "B", by December 31, 2016. If Tenant desires to upgrade the Floor 7 restrooms, at Tenant's cost, beyond Building Standard Restroom Finish, Landlord will reimburse Tenant for the Building Standard Restroom Finish portion of the cost of such upgrade and, for the avoidance of doubt, such reimbursement will not be deemed to be part of Tenant's Fifth Amendment Refurbishment Allowance. Landlord will not be required to reimburse Tenant if Landlord has completed or is in the process of completing the Floor 7 restroom upgrade prior to Tenant informing Landlord of Tenant's desire. In addition, by December 31, 2016, Landlord will replace the carpet and repaint the common areas of Floor 7."

10. **Early Termination**. Paragraph 3.A.1 of the Amended Lease is hereby amended and restated in its entirety as follows:

"Tenant shall have the right to terminate the Amended Lease at any time by providing Landlord with not less than six (6) months prior written notice of electing termination. In the event Tenant exercises Tenant's early termination right, Tenant shall be subject to an "**Early Termination Fee**" in an amount equal to the unamortized amount of leasing commissions paid by Landlord to both Tenant's Broker (as defined below) and Landlord's Broker (as defined below) with respect to the execution of this Fifth Amendment, the unamortized portion of the Fifth Amendment Refurbishment Allowance actually advanced to Tenant and the unamortized portion of the rental abatement associated with the Fifth Amendment (i.e., $1.5275 per RSF of the Premises). The Early

Termination Fee shall be due on the effective date of the early termination. The interest rate for the amortization shall be eight percent (8%) per annum and the period of amortization shall be thirty-seven (37) months."

11. **Renewal Rights**. For the avoidance of doubt, Tenant will retain the Renewal Option granted in Paragraph 13 of the Third Amendment in its entirety (i.e., as though no part of the Renewal Option had been exercised yet), except that the following language shall be deleted from the second sentence: "(but no more than two hundred seventy (270) days prior to the end of the Term)".

12. **Signage**. Tenant may improve its signage on the existing Building monument sign by increasing the letter size and adding color. Tenant will have the right to an additional monument sign or an addition to the existing monument sign. Any additional signage involving a new monument sign or expansion of the existing monument sign must be approved by the Landlord and be in compliance with applicable laws and regulations. Tenant's rights under this paragraph are in addition to those granted under Paragraph 7A.(a) of the Amended Lease.

13. **Parking**. Paragraph 4.H of the Amended Lease is hereby amended to add new paragraphs 4.H(7) to 4.H(9):

"(7) The first day of the calendar month following thirty (30) days after Tenant delivers to Landlord a list of employee vehicles requiring parking spaces in the Parking Facilities (the "**Access List**"), Landlord and Tenant will commence a pilot program pursuant to which Landlord will provide access to and measure Tenant's usage of four hundred and fifty (450) parking spaces in the Parking Facilities on each Business Day (the "**Pilot Program**"). Tenant may update the Access List from time to time by notice to Landlord. The Pilot Program will continue in effect for automatically renewing one month terms during the Term unless Tenant provides Landlord with thirty (30) days prior written notice terminating the Pilot Program. For the avoidance of doubt, Tenant's rights under this paragraph are in addition to Tenant's existing rights under the Amended Lease. During the Pilot Program, Tenant will pay for four hundred and fifty (450) parking spaces at the rates set forth in Paragraph 4.H(3) and access to those spaces will be open to all of Tenant's employee vehicles on the Access List. During the Pilot Program, Landlord will measure the greatest number of Tenant employee vehicles in the Parking Facilities at one time for each Business Day (the "**Daily Parking Use**"). Landlord will determine the day during the previous month on which the Daily Parking Use was the greatest (the "**Highest Daily Parking Use**"). If the Tenant's Highest Daily Parking Use exceeds four hundred and fifty (450) parking spaces, then Tenant will pay to Landlord an amount equal to $45.00 per parking space for excess usage of 1-10 parking spaces, $50.00 per parking space for excess usage of 11-15 parking spaces, $55.00 per parking space for excess usage of 16-20 spaces, and $60.00 per parking space for excess usage of over 20 parking spaces (the "**Additional Parking Cost**"). As an example only, if Tenant's Highest Daily Parking Use in a month of the Pilot Program is four hundred and sixty-five (465) parking spaces, Tenant will pay to Landlord $45.00 per parking space for ten (10) spaces and $50.00 per parking space for five (5) spaces. Landlord will invoice

Tenant monthly for any Additional Parking Cost in the previous month. If the monthly average of the Daily Parking Use for every day in that month during any consecutive three-month period during the Pilot Program, exceeds four hundred and seventy (470) parking spaces, then Landlord may terminate the Pilot Program by giving Tenant thirty (30) days prior written notice. Regardless of the results of the Pilot Program, Tenant will be allowed to maintain the usage during the Term of four hundred and fifty (450) spaces.

(8) Once a week, at no cost to Tenant, Landlord will send to Tenant a copy of the report evidencing Tenant's Daily Parking Use (the "**Usage Report**"). If Tenant reasonably believes that the Usage Report is inaccurate, Tenant will have the right to audit the parking system data, including accessing the software and systems that produce the Usage Report. Tenant will be responsible for any of Landlord's reasonable third-party costs incurred because of such audit, unless the audit proves that the Usage Report was inaccurate.

(9) Landlord and Tenant acknowledge that in accordance with Paragraph 4.H(4), Landlord did not implement the Parking Measures by July 1, 2012 and Landlord created the Parking Nest, which consists of two hundred and forty-six (246) unreserved parking spaces as designated on Exhibit "C", leased to Tenant at the rate set forth in Paragraph 4.H(3) of forty-five dollars ($45.00) per month each."

14. **Pest Control**. Landlord will notify Tenant of the monthly scheduled dates for pest control services under Landlord's contract for pest control services. Additionally, Landlord will promptly respond to ad hoc requests from Tenant related to pest control.

15. **Emergency Generator**. Within thirty (30) days of the Effective Date, Landlord will evaluate the existing emergency generator backup system power to determine the current demand on the Building generator, including Tenant's current usage. If the study shows that there is additional capacity, then Tenant shall receive the right to use the additional capacity up to an additional 5,100 watts (the "**Additional Capacity**"). Tenant shall be responsible for the cost associated with delivering the Additional Capacity to the Premises and Landlord shall cooperate with any access and approval that is required for accessing the Building generator.

16. **Elevators**. Landlord will ensure that the video screens remain operational in the elevator cabs and that the elevators are in optimal working condition.

17. **24/7 Building Access**. All Tenant employees whose names are provided to Landlord by Tenant shall have electronic access to the Building twenty-four (24) hours a day, seven (7) days a week ("**24/7 Access**"). Landlord will rely upon Tenant to determine which employees will be approved for 24/7 access. Access to the Building outside of Normal Business Hours will only be allowed through the aerial walkway that connects the Building to the Parking Facilities. Landlord will also cooperate with Tenant to maintain a manual backup list to assist Building security in granting access should electronic access fail at any time.

18. **<u>24/7 Lighting</u>**. Landlord warrants that lighting in the Premises will be provided twenty-four (24) hours a day, seven (7) days a week without the need to arrange such provision with the Landlord in advance.

19. **<u>Brokers</u>**. Landlord shall pay a real estate commission to Cushman & Wakefield of Texas, Inc. ("**<u>Tenant's Broker</u>**") equal to four percent (4%) times the Base Rent (and not including Additional Rent, Taxes or Excess Operating Expenses) plus annual ad valorem taxes based on $1.30 per square foot due by Tenant during the portion of the Term commencing on November 1, 2016 and ending on October 31, 2019. Landlord shall pay a real estate commission to Pollan Hausman Real Estate Services, LLC ("**<u>Landlord's Broker</u>**") equal to two percent (2%) times the Base Rent (and not including Additional Rent, Taxes or Excess Operating Expenses) plus annual ad valorem taxes based on $1.30 per square foot due by Tenant during the portion of the Term commencing on November 1, 2016 and ending on October 31, 2019.

20. **<u>Successors and Assigns</u>.** The obligations in this Fifth Amendment shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of the successors and assigns of Tenant.

21. **<u>Amended Lease in Full Force and Effect</u>.** The Amended Lease remains in full force and effect and is unchanged except as specifically modified by the provisions of this Fifth Amendment. In the event of any conflicts between the terms of the Amended Lease and this Fifth Amendment, the terms of this Fifth Amendment shall control.

22. **<u>Entire Agreement</u>.** This Fifth Amendment, the Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment and the Original Lease contain all the agreements of the parties regarding the matters discussed in this Fifth Amendment, and no prior agreement, understanding or representation about any such matter is effective for any purpose. The terms and conditions of this Fifth Amendment may not be amended or otherwise affected except by instrument in writing executed by each party to be bound by the instrument. All references in the Original Lease and in the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment to the "Lease" shall mean and refer to the Original Lease as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and this Fifth Amendment.

[Signature page follows]

EXECUTED to be effective for all purposes as of the Effective Date.

TENANT:	LANDLORD:
PROS, Inc., a Delaware corporation	**Houston Community College System**
By: [signature]	By: [signature]
Name: Damian W. Olthoff	Name: Cesar Maldonado, Ph.D., P.E.
Title: General Counsel and Secretary	Title: Chancellor, Houston Community College
Date: 9 Jun 2016	Date: 06-06-16

APPROVED KSL PROS LEGAL DEPT

OGCRef#2001-1G.vs

EXHIBIT A-1

Premises – Floor 10



EXHIBIT A-1

Premises –Floor 9



EXHIBIT A-1

Premises –Floor 7



EXHIBIT A-2

7th Floor Remainder



EXHIBIT B

Location on Floor 2 of restrooms containing the Building Standard Restroom Finish

HOUSTON COMMUNITY COLLEGE
2nd LEVEL FLOOR PLAN
3100 Main


Restrooms on level 2 containing the "Building Standard Restroom Finish"

EXHIBIT C

Location of 246 Parking Nest parking spaces
Level 3 = 87 parking spaces

Level 3 - 87 Parking Spaces



12 PARKING SPACES
10 PARKING SPACES
ELGIN
25* PARKING SPACES
9 PARKING SPACES
TRAVIS
19 PARKING SPACES
MAIN STREET
12 PARKING SPACES
STUART
* - Note - The number of spaces on the far west side actually totals 25, but the drawing shows 26 spaces.
LEVEL THREE PARKING PLAN

EXHIBIT C

Location of 246 Parking Nest parking spaces
Level 4 = 19 parking spaces

Level 4 - 19 Parking Spaces


9 PARKING SPACES
ELGIN
10 PARKING SPACES
TRAVIS
MAIN STREET
STUART
LEVEL FOUR - SEVEN TYPICAL PARKING PLAN
1

EXHIBIT C

Location of 246 Parking Nest parking spaces
Level 5 = 102 parking spaces

Level 5 - 102 Parking Spaces



17 PARKING SPACES
10 PARKING SPACES
ELGIN
25* PARKING SPACES
9 PARKING SPACES
TRAVIS
19 PARKING SPACES
MAIN STREET
22 PARKING SPACES
STUART
* - Note - The number of spaces on the far west side actually totals 25, but the drawing shows 26 spaces.
LEVEL FOUR - SEVEN TYPICAL PARKING PLAN
1

EXHIBIT C

Location of 246 Parking Nest parking spaces
Level 6 = 38 parking spaces

Level 6 - 38 Parking Spaces


9 PARKING SPACES
ELGIN
10 PARKING SPACES
TRAVIS
2 PARKING SPACES
5 PARKING SPACES
MAIN STREET
12 PARKING SPACES
STUART
LEVEL FOUR - SEVEN TYPICAL PARKING PLAN